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                                                                    EXHIBIT 23.6

                  CONSENT OF STAGG RESOURCE CONSULTANTS, INC.

     We hereby consent to the reference to us under the caption "Experts" and to the use of our summary report letter dated April 16, 2002 with respect to the demonstrated coal reserves at specified properties located in Northern Appalachia, Central Appalachia, Southern Appalachia, the Illinois Basin, and the Powder River Basin for which the coal estate is controlled variously by Western Pocahontas Properties Limited Partnership, New Gauley Coal Corporation, or Great Northern Properties Limited Partnership, included in the prospectus of Natural Resource Partners L.P., for the registration of common units of Natural Resource Partners L.P. which prospectus is part of the Registration Statement on Form S-1 to which this consent is an exhibit.

     We further wish to advise that Stagg Resource Consultants, Inc. was not employed on a contingent basis and that at the time of preparation of our report, as well as at present, neither Stagg Resource Consultants, Inc. nor any of its employees had or now has a substantial interest in Natural Resource Partners L.P., or any of its affiliates or subsidiaries.

                                            Respectfully submitted,

                                            By: /s/ ALAN K. STAGG
                                              ----------------------------------
                                            Name:  Alan K. Stagg
                                            Title: President

April 17, 2002